Exhibit 10.8

AMENDMENT NO. 1 TO

SENIOR SECURED CONVERTIBLE NOTE

This AMENDMENT NO. 1 TO SENIOR SECURED CONVERTIBLE NOTE (this “Amendment”) dated as of October 12, 2011 (the “Effective Date”) is entered into by Red Rock Pictures Holdings, Inc., a Nevada corporation (the “Company”).

Recitals

WHEREAS, the Company and Emerald Asset Advisors, LLC, a Delaware company “Emerald”) entered into a Senior Secured Convertible Note, dated December 28, 2008 (the “Senior Secured Convertible Note”), in the original principal amount (the “Original Principal Amount”) of $100,000 in favor of Emerald;

WHEREAS, pursuant an Agreement, dated September 19, 2011, by and between Emerald and The Exchange LLC, a Nevada limited liability company, (the “Exchange LLC”) Emerald assigned the Senior Secured Convertible Note to the Exchange LLC;

WHEREAS, the Maturity Date of the Senior Secured Convertible Note is December 28, 2009 (subject to extension at the option of the Holder) and as of the date hereof the Original Principal Amount remains outstanding;

WHEREAS, Section 3(b)(ii) of the Senior Secured Convertible Note provides that the Conversion Price means $006;

WHEREAS, in consideration of the forgiveness by the Exchange LLC of an additional $100,000 of indeptedness (the “Additional Debt”) owed to by the Company, and extending the Maturity Date of the Senior Secured Convertible Note to October 5, 2012, the Company has agreed to amend the Conversion Price to $0.001; and

WHEREAS, the parties desire that, the Senior Secured Convertible Note be amended to reflect (i) the extension of the Maturity Date of the Senior Secured Convertible Note to October 5, 2012, and (ii) that the Conversion Price (as defined in the Senior Secured Convertible Note) be $0.001; and

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

Agreement

Section 1. Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Senior Secured Convertible Note.

Section 2. Amendment to Senior Secured Convertible Note.

(a)           The second sentence of Section (1) “Payment of Principal” of the Senior Secured Convertible Note is hereby amended and restated in its entirety as follows:

 “(ii)           “The “Maturity Date” shall be October 5, 2012, as may be extended at the option of the Holder (i) in the event that, and for so long as, an Event of Default (as defined in Section 4(a)) shall have occurred and be continuing on the Maturity Date (as may be extended pursuant to this Section 1) or any event that shall have occurred and be continuing that with the passage of time and the failure to cure would result in an Event of Default and (ii) through the date that is ten (10) Business Days after the consummation of a Change of Control in the event that a Change of Control is publicly announced or a Change of Control Notice (as defined in Section 5(b)) is delivered prior to the Maturity Date.”

(b)           Section (3)(b)(ii) of the Senior Secured Convertible Note is hereby amended and restated in its entirety as follows:

 “(ii)           “Conversion Price”   means, as of any Conversion Date (as defined below) or other date of determination, $0.001, subject to adjustment as provided herein.”

Section 3. Forgiveness of Debt.  The Additional debt owed to the Exchange LLC by the Company is hereby forgiven and extinguished.

Section 4. Board Consent for Conversion.  Any conversion of debt owed to the Exchange LLC under the Senior Secured Convertible Note must be approved by the Board of Directors of the Company and in the event that the Board of Directors does not approve such conversion request, the corresponding principal amount shall be due.

Section 5. Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Senior Secured Convertible Note, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date, all references in the Senior Secured Convertible Note to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Original Agreement shall mean the Senior Secured Convertible Note as amended by this Amendment.  Notwithstanding the foregoing to the contrary, to the extent that there is any inconsistency between the provisions of the Senior Secured Convertible Note and this Amendment, the provisions of this Amendment shall control and be binding.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to Senior Secured Convertible Note to be executed as of the date first written above by their respective officers thereunto duly authorized.

RED ROCK PICTURES HOLDINGS, INC.

By:
Name:	Eric Kotch
Title:	Chief Financial Officer, Treasurer and Secretary

Acknowledged and Accepted as of
the date first written above:

THE EXCHANGE LLC

By:
Name:	Peter Schur
Title:	Member / President

[Signature Page to the Amendment No. 1]